Exhibit 3.1

                                                              As amended through
                                                              April 24, 1995

                                    BY-LAWS
                                       OF
                              PORTA SYSTEMS CORP.

                                   ARTICLE I

                                    Offices

     Section 1.  The registered office shall be in Wilmington, Delaware.

     Section 2. The Corporation may have offices also at other such places within and without the State of Delaware as the board of directors may from time to time determine or as the business of the Corporation may required.


                                   ARTICLE II

                            Meeting of Stockholders

     Section 1. Meetings of stockholders shall be held at such place, within or without the State of Delaware, as shall be designated from time to time by the board of directors.

     Section 2. Annual meetings of stockholders shall, unless otherwise provided by the board of directors, be held on the fourth Thursday in May each year it not a legal holiday, and if a legal holiday, then on the next full business day following at 3:00 P.M. at which time they shall elect a board of directors

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and transact such other business as may properly be brought before the meeting.

     Section 3. Written notice of the annual meeting stating the place, date and hour thereof, shall be given to each stockholder entitled to vote thereat not less than ten or more than sixty days before the date of the meeting.

     Section 4. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty or less than ten days before the date of such meeting, and not more than sixty days prior to any other action. A determination of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     Section 5. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order with the address of the number of voting shares registered in the name of each. Such list shall open for ten days to the examination of any stockholder, for any purpose



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germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, or which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and shall be produced and kept at the same time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 6. Special meeting of stockholders may be called by the board of directors, by the chairman of the board or by the stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such notice shall state the purpose or purposes of the proposed meeting.

     Section 7. Written notice of a special meeting of stockholders, stating the place, date, hour and purpose thereof, shall be given by the secretary to each stockholder entitled to vote thereat not less than ten or more than sixty days before the date fixed for the meeting.

     Section 8. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 9. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders



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entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting if the adjournment is not more than thirty days and a new record date is not fixed for the adjourned meeting, until a quorum shall be present or represented. If a quorum shall be present or represented at such adjourned meeting any business may be transacted which might have been transacted at the original meeting.

     Section 10. When a quorum is present at any meeting, the affirmative vote of a majority of the votes cast shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 11. Each stockholder shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Two inspectors of election may be appointed by the board of directors, or if not so appointed, then by the presiding office of the meeting. If inspectors of election are appointed, all questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by such inspectors of election.

     Section 12.  Whenever the vote of the stockholders at



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a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provisions of the statutes, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote, or less than all but not less than the holders of a majority of the stock entitled to vote, upon the action if such meeting were held shall consent in writing to such corporate action being taken; provided that the written consent shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.


                                  ARTICLE III

                                   Directors

     Section 1. The number of directors which shall constitute the whole board shall be seven. By amendment of this by-law the number may be increased or decreased from time to time by the board of directors or the stockholders within the limits permitted by law, but no decrease in the number of directors shall change the term of any director in office at the time thereof. The directors shall be elected at the annual meeting of stockholders, except as provided in
Section 2 of this article, and each director shall hold office until his successor



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is elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Any director may be removed either with or without cause, at any time by the affirmative vote of the majority in interest of the holders of record of the stock having voting power, and the vacancy in the board of directors caused by such removal may be filled by the stockholders at the time of such removal. Directors need not be stockholders.

     Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and each of the directors so chosen shall hold office until the next annual election and until his successor is elected and qualified or until his earlier resignation or removal.

     Section 3. The business and affairs of the Corporation shall be managed by or under the direction of its board of directors which shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

     Section 4. The first meeting of each newly elected board of directors shall be held immediately following the adjournment of the annual meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting



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is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors.

     Section 5. The board of directors of the Corporation or any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors. Special meetings of the board of directors may be called by the chairman of the board, the president or by two or more directors. Meetings of committees of the board of directors may be called by the chairman of the board of directors, by the president or by the chairman of each committee. Notice of special meetings of the board of directors or of any committee shall be given by the secretary or the assistant secretary to each director at least three days before the meeting if by mail or at least 24 hours before the meeting if given in person or by telephone, by telegraph or by facsimile transmission. The notice need not specify the business to be transacted.

     Section 6. At meetings of the board of directors, three of the directors at the time in office but in no event less than one third of the full number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting


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from time to time, without notice other than announcement at the meeting, until a quorum shall be present.


     Section 7. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees of the board of directors, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation, including the power and authority to declare a dividend and to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the certificate of incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend the by-laws of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Unless the board of directors designates one or more directors as alternate members of any committee, who may replace an absent or disqualified member at any meeting of the committee, the members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the board of directors to act at the meeting in the place of any absent or



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disqualified member of such committee. At meetings of any such committee, a majority of the members or alternate members of such committee shall constitute a quorum for the transaction of business and the act of a majority of the members or alternate members present at any meeting at which there is a quorum shall be the act of the committee.

     Section 8.  The committee shall keep regular minutes of their proceedings.

     Section 9. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceeding of the board or committee.

     Section 10. The members of the board of directors or any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

     Section 11. The directors may be paid their expenses of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors and a stated fee as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement



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and compensation for attending committee meetings.

     Section 12. The board of directors may, in its discretion, appoint any person or persons to the position of advisory director for a one year term. An advisory director may be appointed or reappointed annually at the annual meeting or from time to time, but the occurrence of any event which in the case of a director would create a vacancy in the board of directors shall not be deemed to create a vacancy in the position of an advisory director. Each advisory director shall serve in an advisory capacity to the board of directors or any of its committees, and will be notified of each meeting of the board of directors and any of its committee meetings, and will have the privilege of attending meetings of the board of directors or any of its committees. No advisory director shall be entitled to vote on any business coming before the board of directors or any of its commitees, nor shall any advisory director be counted as a member of the board of directors or any of its committees in determining the number necessary to constitute a quorum on for the purpose of determining whether a quorum is present or for any other purpose whatsoever. Each advisory director, if not otherwise an employee of the Corporation, shall be entitled to receive such amounts as may be fixed from time to time by the board of directors as the advisory director's compensation for attending meetings and shall be reimbursed for all reasonable expenses in attending and returning from meetings of the board of directors or any of its committees.



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                                   ARTICLE IV

                                    Notices

     Section 1. Notices to directors and stockholders mailed to them at their addresses appearing on the books of the Corporation shall be deemed to be given at the time when deposited in the United States mail.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent of notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                   ARTICLE V

                                    Officers

     Section 1. The officers of the Corporation shall be chosen by the board of directors at its first meeting after each annual meeting of stockholders and shall consist of a Chairman of the Board of Directors and a president, each of whom shall be selected from among the directors, one or more vice presidents, a secretary and a treasurer. The board of directors may choose


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also such additional officers or assistant officers as it may deem advisable.
Any number of officers may be held by the same person.

     Section 2. The board of directors may appoint such other officers and agents as it desires who shall hold their officers for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 3. The officers of the Corporation shall hold office at the pleasure of the board of directors. Each officer shall hold his office until his successor is elected and qualified or until his earlier resigantion or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

     Section 4. The chairman of the board of directors shall preside at all meetings of the board of directors and shall perform such other duties as from time to time may be assigned to the chairman by the board of directors or the executive committee if there be one.

     Section 5. The board of directors may designate one or more vice chairman. The vice chairman or vice chairmen shall have and perform such duties as from time to time may be assigned to the vice chairman by the board of directors, the executive committee if there be one or the chairman of the board



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of directors.

     Section 6. The chief executive officer shall be the general and active manager of the business of the Corporation under the supervision of the board of directors or the executive committee if there be one and shall have all authority and power so to act. He may delegate such authority and power to other officers of the Corporation to the extent he deems appropriate from time to time. He shall have the general power to execute bonds, deeds and contracts in the name of the Corporation and to affix the seal or cause the seal to be affixed to all instruments requiring such except to the extent the signing and execution thereof shall be delegated by him or the board of directors or the executive committee if there be one to some other officer or agent of the Corporation.

     Section 7. In the absence or disability of the chairman of the board, the president shall preside at meetings of the board of directors. The president shall have general power to execute bonds, deeds and contracts in the name of the Corporation and to affix the corporate seal. The president shall perform such other duties as may be assigned to him from time to time and have such other powers as the board of directors or the executive committee if there be one may from time to time prescribe.

     Section 8. The vice presidents shall act under the direction of the chief executive officer or the president. They shall perform such duties and have such powers as the chief executive officer or the president or the board of directors or


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the executive committee if there be one may from time to time prescribe. The board of directors or the executive committee if there be one may designate one or more executive vice presidents or may otherwise specify the order of seniority of the vice presidents.

     Section 9. The secretary shall act under the discretion of the president. Subject to the direction of the president, he shall attend all meetings of the board of directors and all meetings of stockholders and record the proceedings in a book to be kept for that purpose and shall perform like duties for the committees designated by the board of directors when required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the president or the board of directors. He shall keep in safe custody the seal of the Corporation and cause it to be affixed to any instrument requiring it.

     Section 10. The assistant secretaries in the order of their seniority, unless otherwise determined by the president or the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have other powers as the president or the board of directors may from time to time prescribe.

     Section 11. The treasurer shall act under the direction of the president. Subject to the direction of the president, he shall have the custody of the corporate funds and



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securities and shall keep full and accurate accounts of
receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the president or the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

     Section 12. The assistant treasurers in the order of their seniority, unless otherwise determined by the president or the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the president or the board of directors may from time to time prescribe.

     Section 13. The controller shall act under the direction of the president. Subject to the direction of the president, he shall be in charge of the accounts of the Corporation. The controller shall perform such other duties and have such other powers as the president or the board of directors may from time to time prescribe.



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                                   ARTICLE VI

                             Certificates of Stock

     Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the chairman of the board or the president or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

     Section 2. Any of or all the signatures on a certificate may be facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of issue. The seal of the Corporation or a facsimile thereof may, but need not, be affixed to certificates of stock.

     Section 3. The board of directors may direct a few certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of any affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of of directors may, in its discretion and as a condition precedent to the issuance thereof, require the



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owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

     Section 4. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, if it is satisfied that all provisions of the certificate of incorporation, of the by-laws and of the law regarding the transfer of shares have been duly complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 5. The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


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                                  ARTICLE VII

                                 Miscellaneous

     Section 1. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for the purpose of additional property, or for such other purpose as the director shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve.

     Section 2. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     Section 3. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

     Section 4. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.



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                                  ARTICLE VIII

                                   Amendments

     Section 1. The by-laws may be amended by the stockholders at any annual or special meeting of stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

     Section 2. The board of directors by a majority vote of the whole board at any meeting may amend these by-laws, including by-laws adopted by the stockholders, provided the stockholders may from time to time specify particular provisions of the by-laws which shall not be amended by the board of directors.



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